Exhibit 10.1

TERM SHEET

Term Sheet (“Term Sheet”) dated as of November 8, 2016, by an among Pegasus Funding, LLC (the “Company”), ASFI Pegasus Holdings, LLC (“ASFI”), Asta Funding, Inc. (“Asta”), Fund Pegasus, LLC (“Lender”) (collectively, the Asta Parties”), and Pegasus Legal Funding, LLC (“PLF”), Max Alperovich (“Alperovich”), and Alexander Khanas (“Khanas”) (collectively, the “PLF Parties” and together with the Asta Parties, the “Parties”). The Parties hereby agree to be bound by the provisions below, as applicable, which shall serve as an amendment to the Limited Liability Company Operating Agreement of Pegasus Funding, LLC dated December 28, 2011, as amended by the Term Sheet dated September 14, 2012 (the “2012 Term Sheet”) (collectively, the “Operating Agreement”). Capitalized terms not defined herein shall have the respective meanings set forth in the Operating Agreement.

1.     The PLF Parties shall liquidate the Company’s portfolio (the “Portfolio”), subject to the continuing requirements and duties of the Parties in the Operating Agreement. (For the avoidance of doubt, the PLF Parties are not appointed as, and are not granted the powers of, the “Liquidator” under Section 10.2 of the original Operating Agreement.) Overhead during liquidation period (i.e. the period beginning after January 2, 2017, referred to herein as the “Liquidation Period”) will be advanced by the Asta Parties according to, and used only in accordance with, the mutually agreed upon budget (“Liquidation Budget”) for the first 12 months of the Liquidation Period, attached hereto as Exhibit “A”. Overhead Advances under the Liquidation Budget shall begin on or after January 2, 2017. Overhead Advances will be deposited to the Company on the 1st and 15th of each month. The PLF Parties have indicated that PLF, and not the Company, will be the employer of the employees (with the exception of the Asta representative) who work on the Portfolio and the Company will not have any employees. Accordingly, any amounts in the Liquidation Budget for payroll and payroll taxes will be held by the Company in trust for PLF until turned over to PLF and PLF agrees to hold such sums in trust until they are used for the for payroll and payroll taxes of those employees. After January 2, 2017, Overhead Advances shall be paid back to ASFI on an each individual Investment prior to the calculation of profit distributions to Members along with a reimbursement of actual money advanced that current month from the Liquidation Budget. (See the attached Exhibit C.) After 12 months, the Liquidation Budget will be reevaluated. Notwithstanding Section 6.4(b) of the Operating Agreement, if there is a Deadlock with respect to the Liquidation Budget for 2018 or 2019, then the Liquidation Budget then in effect will continue for the next year, provided that each individual line item set forth therein shall be reduced by ten percent (10%) for year 2018 and by twenty percent (20%) for year 2019, pending resolution of the Deadlock. Notwithstanding anything to the contrary in the Operating Agreement (including, without limitation, Section 6.4(b)), the Liquidation Budget will not be extended or automatically renewed or modified if the Parties cannot agree upon a Liquidation Budget for the period after 2019. By executing this Term Sheet, PLF is agreeing to perform (without additional consideration therefore), jointly with the Company, the Company’s obligations under the Operating Agreement to the extent that they relate to the Portfolio and the liquidation thereof including, without limitation, collection, monitoring, preservation and application of funds, reporting and recordkeeping, case and file maintenance and monitoring and providing access to ASFI and its representatives regarding the foregoing. Notwithstanding the foregoing, if PLF becomes a debtor in any bankruptcy or insolvency proceeding (which, if involuntary, is not dismissed within 45 days), or PLF otherwise becomes insolvent, then it shall no longer have any involvement in liquidating the Portfolio, and ASFI shall have the exclusive right to liquidate the Portfolio, subject to the continuing requirements and duties of the Parties in the Operating Agreement. The following shall not apply in the event that the Asta Parties file a petition against PLF. (For the avoidance of doubt, Asta Parties are not appointed as, and are not granted the powers of, the “Liquidator” under Section 10.2 of the original Operating Agreement.) In the event that ASFI liquidates the Portfolio the Asta Parties shall have no further obligation to fund the Liquidation Budget. In the event that ASFI liquidates the Portfolio pursuant to this paragraph of the agreement the Asta Parties shall have no further obligation to fund the Liquidation Budget. Without limiting the foregoing, and notwithstanding any provision in the Operating Agreement (as amended hereby)  to the contrary,  as the liquidator pursuant to this paragraph, ASFI shall have the exclusive right, on behalf of the Company, in ASFI’s name or the Company’s name, to manage and service the Portfolio including, without limitation, to do the following: (i) receive all collections and communications, provided that all payments relating to the Portfolio shall be deposited and maintained in a segregated bank account in the name of the Company under the joint control of the Company and ASFI, for the benefit of the Company, (ii) monitor, communicate and provide notices to the applicable plaintiffs and attorneys, (iii) compromise or otherwise accept reduced payments on individual investments and (iv) maintain all books and records, and perform all accounting functions including without limitation determine charge-offs and write-downs as per the Operating Agreement (as modified hereby).

2. Upon the end of the existing initial term of the Company’s lease (the “Lease”) at 14 Wall Street the security deposit shall be returned to the Company and the PLF Parties shall deliver to ASFI satisfactory written confirmation that the Lease has been terminated or the Asta Parties have been released from all obligations under the Lease. Upon receipt of the security deposit, the Company shall deliver the security deposit to ASFI within five Business Days. For the avoidance of any doubt, the security deposit is not to be used for any renewal or replacement lease.

3. Upon termination date of the initial term of the Lease, PLF shall thereafter pay all rent obligations for premises that are used in connection with the liquidation of the Portfolio, subject to payment by the Company under the Liquidation Budget of its portion of the payment during the Liquidation Period. This shall only apply if PLF is liquidating the Portfolio.

4. Effective October 1, 2016, repayment of Overhead Advances shall be adjusted and increased to twenty (20%) percent of all principal collected on each Investment to pay the balance of the Overhead Advances (which has an outstanding balance, including the agreed upon true up, of $7,656,232 as of September 30, 2016, which balance will be will be increased to reflect the Overhead Advances for October, November and December of 2016 as provided under the Operating Agreement) and shall be paid to ASFI prior to the calculation and distribution of profit distributions. (See the attached Exhibit B.)

5. Upon execution of this Term Sheet the Asta Parties waive any right to seek repayment of Interest due from the Company as per the Loan Document and/or Operating Agreement.

6. During the Liquidation Period, the Asta Parties will provide the Company with additional Investment Advances (“Subsequent Advances”) for commitments for calendar year 2017 under Purchase Agreements entered into prior to December 28, 2016. These Subsequent Advances shall be provided to the Company by the Asta Parties within 5 business days prior to the scheduled disbursement to the Seller(s) provided that the request is made for the advance in a timely manner in accordance with the applicable documents. On or before December 31, 2016, the PLF Parties will deliver true copies of each such Purchase Agreement(s) in order to qualify for the above Subsequent Advances and upon Asta’s request from time to time, the PLF Parties shall provide an accounting of the total amount of installment investments. Subsequent Advances during the Liquidation Period shall not exceed $750,000. For the avoidance of any doubt, no Management Fees will be payable relating to any Subsequent Advances funded during the Liquidation Period.

7. If PLF or its affiliates wishes to make a future advance on a particular Claim in the Portfolio the proceeds of that Claim shall be shared by the subsequent funder and the Company subject to distribution allocation in Exhibit “D”.

8. PLF and ASFI and its affiliates may utilize Company Information for its individual benefit. This information includes but is not limited to Confidential Information as outlined in the Operating Agreement. This shall not be deemed a violation of any non-competition clause or agreement or obligation under the Operating Agreement or Consulting Agreement or as a matter of law or equity. Disclosure of Company information shall be subject to a non-disclosure agreement in form and substance satisfactory to Asta and PLF. PLF agrees that it will not share any Company Information with any of the institutional Asta shareholders that are on a list that has been provided to PLF by Asta, and will be updated by Asta from time to time.

9. The Asta Parties and the PLF Parties (and their respective affiliates) are permitted to engage in the Business including in the litigation and claim funding space or a related business immediately, provided that neither shall begin to fund cases until after December 28, 2016. Any such activities or enterprises shall not be deemed a violation of, and shall be free and clear of any restriction or obligation under Section 6.23 of the Operating Agreement or any other non-competition or related clause or agreement or obligation under, or relating to, the Operating Agreement (including Section 6.23) or Consulting agreement or as a matter of law or equity.

10. Any license granted to ASFI and Lender under Section 6.17 of the Operating Agreement shall immediately and automatically terminate as of December 28, 2016, except to the extent required in connection with the liquidation of any cases if either of those Parties has the legal right to liquidate or collect any part of the Portfolio.

11. Upon signing this Term Sheet the Parties will sign the mutual release and non-disparagement agreement attached as Exhibit E.

12. Asta shall be entitled to have a designated representative at the PLF office and the PLF Parties shall cooperate with the representative in the performance of the functions listed on the attached Exhibit F after January 2, 2017. Asta is to have “read only” access to all Company files, including, but not limited to: Quickbooks and all accounting documentation, including all books of original entry, bank statements, excel spreadsheets, invoices and all paper documentation as per the Operating Agreement and access to case and collection files (electronic and paper) as per the Operating Agreement. All non-company business and files are to be segregated from the Company, and no amounts are to be expended for items not related to the Company. Purchases and/or expenditures outside those specifically addressed in the Liquidation Budget are prohibited without prior approval by the Board of Managers

13. There are to be no purchases of fixed assets and/or equipment out of Company funds or collections without the prior written approval of the Board of Managers after January 2, 2017.

14. The Company must ensure that PLF is included as the "Tax Matters Partner" on the 9-30-16 Federal and State tax filings. All tax returns must be reviewed by Asta prior to filing for the current year, as well as, all years through the liquidation of the Company.

15. The Company must actively monitor and assess, in a commercially reasonable manner, collectability of all its outstanding Investments. Investments are to be written off or written down as per the Operating Agreement, subject to the attached additional Procedures For Updating attached as Exhibit G and the Write Off and Write Down requirements attached as Exhibit H.

16. PLF will sit down with Asta representatives and review reserved cases in detail on a quarterly basis, and establish an understanding of why certain cases have not been written off or written down.

17. The Asta Parties and the PLF Parties should not obligate the Company to any extraordinary contractual obligations or liabilities without prior written consent of both the Asta Parties and the PLF parties during the Liquidation period.

18. All payments relating to the Portfolio shall be deposited and maintained in a segregated bank account in the name of the Company. All such payments, and funds held in that segregated bank account, shall be deemed to be held in trust for the benefit of the Members of the Company and Fund Pegasus, LLC, the Company’s secured lender, until distributed in accordance with the Operating Agreement (as modified hereby) and the Asta Documents as, applicable.. The Company will, within five days of the date of this Term Sheet, add a representative of Asta as a signatory to all Company owned accounts (in all banks).

19. Except as expressly modified by this Term Sheet, the terms and conditions of the Operating Agreement remain in full force and effect and are hereby ratified. (For the avoidance of any doubt, the Parties agree that the 2012 Term Sheet is in full force and effect.) The terms of the Loan Documents (as modified by the 2012 Term Sheet) remain in full force and effect and are hereby ratified.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Term Sheet as of the day and year first above written.

Pegasus Funding LLC		ASFI Pegasus Holdings, LLC

By:	/s/ Alexander Khanas	By:	/s/ Gary Stern
Name:	Alexander Khanas	Name:	Gary Stern
Title:	Manager	Title:	President & CEO

Fund Pegasus, LLC		Pegasus Legal Funding, LLC

By:	/s/ Gary Stern	By:	/s/ Alexander Khanas
Name:	Gary Stern	Name:	Alexander Khanas
Title:	CEO	Title:	Member

Asta Funding, Inc.

By:	/s/ Gary Stern
Name:	Gary Stern
Title:	President & CEO

/s/ Alexander Khanas		/s/ Max Alperovich
Alexander Khanas		Max Alperovich

EXHIBIT "A"

PEGASUS LIQUIDATION BUDGET - MONTHLY
EFFECTIVE JANUARY 2, 2017 THROUGH DECEMBER 31, 2017

DESCRIPTION
SALARIES:
MANAGER	$8,333
MANAGER	8,333
UNDERWRITING	5,000
ASTA DESIGNATED REPRESENTATIVE	8,333
ACCOUNTING	5,000
ADMIN 1	3,050
ADMIN 2	3,500
ACCOUNTING	2,900
RECEPTION	1,500
INFORMATION TECH	4,000
SUB-TOTAL, SALARIES	$ 49,949

OTHER EXPENSES:
PAYROLL TAXES	$5,494
UBT TAX *1	18,666
BANK FEES	500
COMPUTER	1,250
INSURANCE	2,800
OFFICE/SUPPLIES	1,000
POSTAGE/DELIVERIES	1,500
LEGAL/PROFESSIONAL FEES *2	15,000
RENT	10,000
COMMISSION	11,121
TELEPHONE	1,500
DUES AND SUBSCRIPTIONS	1,000
SUB-TOTAL, OTHER EXPENSES	$ 69,831
TOTAL	$ 119,780

*1 - AMOUNT IS AN ESTIMATE (TO BE REMITTED QUARTERLY BASED ON ACTUAL AMOUNT DUE)

*2 - REQUIRES WRITTEN CONSENT FROM ASTA FOR ALL ENGAGEMENTS ABOVE $3,500

5 EXHIBIT "B" PEGASUS FUNDING, LLC
SUMMARY OF PROFIT AND CASH DISTRIBUTIONS - OCTOBER 2016 THRU DECEMBER 2016

TOTAL	ASTA	PLF
GROSS COLLECTIONS:
PRINCIPAL	$ 900,000.00	A	$ 900,000.00	$ -
INTEREST	600,000.00	B
TOTAL	$1,500,000.00

ASTA OVERHEAD REIMBURSEMENTS:
REIMBURSEMENT - INITIAL TERM	20%	E	$ 180,000.00	A x E	$ 180,000.00

TOTAL	$ 180,000.00	C

DISTRIBUTABLE NET PROFIT	$ 420,000.00	B - C = D

PROFIT DISTRIBUTIONS:
ASTA FUNDING, INC	80%	F	$ 336,000.00	F x D = H	$ 336,000.00
PEGASUS LEGAL FUNDING, LLC	20%	G	$ 84,000.00	G x D = I	$ 84,000.00
$ 420,000.00

TOTAL BAD DEBT WRITE-OFF (MONTH)	$50,000.00
BAD DEBT EXPENSE	20%	$ 10,000.00	J	$ 10,000.00	$(10,000.00)

CASH DISTRIBUTION:
ASTA FUNDING, INC	$1,426,000.00	A + C + H + I
PEGASUS LEGAL FUNDING, LLC	$ 74,000.00	I - J
$1,500,000.00	$1,426,000.00	$ 74,000.00

EXHIBIT "C"

PEGASUS FUNDING, LLC
SUMMARY OF PROFIT AND CASH DISTRIBUTIONS - LIQUIDATION PERIOD, COMMENCING 4-1-17

			TOTAL		ASTA	PLF
GROSS COLLECTIONS:
PRINCIPAL			$ 900,000.00	A	$ 900,000.00	$ -
INTEREST			600,000.00	B
TOTAL			$1,500,000.00

ASTA OVERHEAD REIMBURSEMENTS:
REIMBURSEMENT - INITIAL TERM	20%	E	$ 180,000.00	A x E	$ 180,000.00
REIMBURSEMENT - LIQUIDATION TERM	Actual		$ 119,780.00		$ 119,780.00
TOTAL			$ 299,780.00	C

DISTRIBUTABLE NET PROFIT			$ 300,220.00	B - C = D

PROFIT DISTRIBUTIONS:
ASTA FUNDING, INC	80%	F	$ 240,176.00	F x D = H	$ 240,176.00
PEGASUS LEGAL FUNDING, LLC	20%	G	$ 60,044.00	G x D = I		$ 60,044.00
			$ 300,220.00

TOTAL BAD DEBT WRITE-OFF (MONTH)	$ 50,000.00
BAD DEBT EXPENSE	20%		$ 10,000.00	J	$ 10,000.00	$(10,000.00)

CASH DISTRIBUTION:
ASTA FUNDING, INC			$1,449,956.00	A + C + H + I
PEGASUS LEGAL FUNDING, LLC			$ 50,044.00	I - J
			$1,500,000.00		$1,449,956.00	$ 50,044.00

EXHIBIT "D"

Joint Principal Amount:	$ 57,000.00
Joint Payoff Amount:	$ 133,280.25
Check Received:	$100,000.00
Net Accrual:	$ 43,000.00
% of Full Accrual Received:	56.37%

	Total Principal		Actual Payoff	Full Accrual
INVESTOR A:	50,000.00		121,363.12	71,363.12

INVESTOR B:	7,000.00		11,917.13	4,917.13

		Total Payoff:	133,280.25
		Total Principal:	57,000.00
		Full Accrual:	76,280.25	76,280.25

Pegasus Funding
Principal:	50,000.00
Net Accrual:	40,228.16

Total to Pegasus Funding:	$ 90,228.16

Investor B
Principal:	7,000.00
Net Accrual:	2,771.84

Total to Investor B:	$ 9,771.84

Exhibit “E”

MUTUAL RELEASE AND Non-disparagement Agreement

Dated: November 8, 2016

This Mutual Release and Non-Disparagement Agreement (“Mutual Release”) is made as of November 8, 2016, by and among Pegasus Funding, LLC, ASFI Pegasus Holdings, LLC, Asta Funding, Inc., Fund Pegasus, LLC, and Pegasus Legal Funding, LLC, Max Alperovich and Alexander Khanas (collectively, the “Parties”).

Background. This Mutual Release is entered into pursuant to the Term Sheet (the “Term Sheet”) of this date among the Parties.

In exchange for the payments and benefits set forth in the Term Sheet, and for other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.     Except as set forth in paragraphs 3 and 4 below, each of the Parties hereby release, remise and acquit all of the other Parties as well as their present and past parents, subsidiaries and affiliates, their successors, assigns, benefit plans and/or committees, and each of their respective present or past officers, directors, managers, supervisors, members, employees, shareholders, attorneys, advisors, agents and representatives in their respective capacities as such, and each of their respective successors and assigns from any and all claims, obligations, or liabilities (including attorneys’ fees and expenses), asserted or unasserted, known or unknown, that each Party, his, its or their heirs, successors or assigns have or might have, which have arisen or may arise by reason of any matter, cause or thing whatsoever, on or prior to the date of this Mutual Release, that relates to Pegasus Funding, LLC, the Operating Agreement (as defined in, and as amended by, the Term Sheet) or the transactions contemplated by, or in connection with, the Operating Agreement or any document referenced therein.

2.     The terms “claims, obligations, or liabilities” (whether denominated claims, demands, causes of action, obligations, damages or liabilities) include, but are not limited to, any and all claims under any contract or implied contract, libel, slander, negligence, or under any federal, state, or local common or statutory law; or any other statutory claim before any state or federal court, tribunal or administrative agency.

3.     This Mutual Release will not apply to any claim of fraud, intentional or criminal misconduct, or to any rights a Party has or may have to indemnification with respect to any claims brought by a third party against a Party relating to or arising out of that Party’s involvement with Pegasus Funding, LLC the Operating Agreement or the transactions contemplated by, or in connection with, the Operating Agreement. Also excluded from this Mutual Release are all claims arising after the date of this Mutual Release including, without limitation, any claims arising out of the Operating Agreement (as defined in, and as amended by, the Term Sheet). For the avoidance of doubt, except for matters released under this Mutual Release, the Operating Agreement (as amended by the Term Sheet) remains in full force and effect.

4.     The Parties will refrain from making any disparaging remarks about any other Party. The Parties will not issue statements or take other actions, even if truthful, that would cause another Party harm to its reputation, embarrassment or humiliation or otherwise cause or contribute to that Party being held in disrepute. Nothing in this mutual non-disparagement clause shall be deemed to preclude a Party from providing truthful testimony or information pursuant to subpoena, court order, or similar legal process, or from providing truthful information to governmental or regulatory agencies.

[Signature Page Follows]

EXHIBIT "F"

ASTA REPRESENTATIVE RIGHTS:

The Asta Representative will have the following rights and/or duties effective January 1, 2017:

● Access to the Pegasus office during normal business hours
o The representative will be provided with a workstation which shall include desk, chair and computer as well as telephone and internet access.
● Ability to review case files after liquidation/closing.
● Access to monthly distribution reports.
● Access to case files of claimants initially funded by Pegasus Funding, LLC for any subsequent advances made by Pegasus Funding, LLC.
● Review and monitor liquidation procedures during liquidation period.

EXHIBIT "G"

PROCEDURES FOR UPDATING:

1. Case status to be reviewed upon each additional funding.
2. Case status to be updated no less than six (6) months following the most recent advance, and within six (6) months from the last update received.
3. Cases status may be accomplished via the following:
i. Case status update form received from law firm;
ii. Email correspondence received from law firm;
iii. Phone call, evidenced by notation to file; detailing status of case and individual who responded to the inquiry
4. PLF to review Reserves and Write-Offs with ASFI on a monthly basis.
5. Cases to be written off as per updated Write-off guidelines.

EXHIBIT "H"

WRITE OFF CRITERIA:

The following criteria will result in the direct write-off of an advance subject to receipt of relevant documentation:

●         Where there is a final non-appealable judgment in the underlying claim in favor of all defendants, either by motion or verdict; or where a claim has not been adjudicated at the end of four (4) years following the date of the Purchase Agreement and, provided, no appeal is then pending with respect to such claim, no docket activity with respect to such claim has occurred for six (6) months prior thereto.

● Attorney drops client and unable to locate claimant for six (6) months unless case is active on court record.
● Client drops attorney and unable to locate the claimant for six (6) months unless case is active on court record.

WRITE DOWN CRITERIA:

The following criteria will result in the direct write-down of an advance subject to receipt of relevant documentation:
● The amount by which the liquidation amount is less than the corresponding investment.
● The settlement amount awarded to the claimant on the case is less than the investment.

IN WITNESS WHEREOF, the Parties have executed this Mutual Release as of the day and year first above written.

Pegasus Funding LLC		ASFI Pegasus Holdings, LLC

By:	/s/ Alexander Khanas	By:	/s/ Gary Stern
Name:	Alexander Khanas	Name:	Gary Stern
Title:	Manager	Title:	President & CEO

Fund Pegasus, LLC		Pegasus Legal Funding, LLC

By:	/s/ Gary Stern	By:	/s/ Alexander Khanas
Name:	Gary Stern	Name:	Alexander Khanas
Title:	CEO	Title:	Member

Asta Funding, Inc.

By:	/s/ Gary Stern
Name:	Gary Stern
Title:	President & CEO

/s/ Alexander Khanas		/s/ Max Alperovich
Alexander Khanas		Max Alperovich